DOMINO'S PIZZA INTERNATIONAL, INC.
                       ----------------------------------

                           MASTER FRANCHISE AGREEMENT
                           --------------------------



THIS AGREEMENT is made the 28th day of August, 1997

BETWEEN

DOMINO'S PIZZA INTERNATIONAL,  INC., a Delaware  Corporation,  of 30 Frank Lloyd
Wright  Drive,  P.O.  Box  997,  Ann  Arbor,   Michigan  48106-0997,   USA  (the
"Franchisor" or "DPII");

AND KROLEWSKA PIZZA SP. Z.O.O. (the "Master Franchisee").


WHEREAS:

A. Domino's Pizza, Inc. a corporation of the State of Michigan, United States of America ("Domino's") has developed a method of preparing pizza and a chain of stores known as Domino's Pizza stores which specialize in the sale of pizza, feature carry-out and delivery services and operate with a uniform business format, specially designed equipment, recipes, methods, procedures and designs (the "Domino's System");

B. Domino's owns, uses, promotes and licenses certain trade and business names, trade and service marks and commercial symbols in connection with the operation of Domino's Pizza stores, including the mark "DOMINO'S PIZZA" and those marks and names (the "Marks") more particularly described in the Schedule One attached hereto;

C. The Domino's System is a comprehensive system for the retailing of a limited menu of uniform and quality food products, emphasizing prompt and courteous service in a clean and wholesome atmosphere. The foundation and essence of the Domino's System is the adherence by franchisees to standards and policies of Domino's and its related corporations providing for the uniform operation of all Domino's Pizza stores including, but not limited to, serving designated food and beverage products; the use of only prescribed equipment and building layout and designs; and strict adherence to designated food and beverage specifications and to prescribed standards of quality, service and cleanliness (the "Domino's Specifications") in store operation. Compliance by franchisees with the foregoing standards and policies in conjunction with Domino's trademarks, service marks and trade names provides the basis for the







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




valuable goodwill and wide acceptance of the Domino's System. Moreover, the establishment and maintenance of a close personal working relationship with the franchisee in the conduct of his Domino's Pizza store business, his accountability for performance of the obligations contained in this Agreement, and his adherence to the tenets of the Domino's system constitute the essence of the franchise provided for herein.

D.          Pursuant  to  a  License   Agreement  dated  January  4,  1988  (the
"International Agreement") Domino's has granted the Franchisor the right to grant franchises for Domino's Pizza stores including the right to license use of the Marks outside of the United States of America.

E. The Master Franchisee has applied to the Franchisor for a Master Franchise to develop, operate and to grant sub-franchises of Domino's Pizza stores.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    GRANT OF MASTER FRANCHISE
      -------------------------

      1.1 GRANT. Subject to the provisions of this Agreement, the Franchisor hereby grants to the Master Franchisee the exclusive right (the "Franchise") (a) during the Development Term, to develop and operate and to sub-license the right to develop and operate Domino's Pizza Stores (the "Stores") and to use and sub-license the use of the Domino's System and the Marks in the operation of the Stores in Poland (the "Territory"). (The foregoing rights shall be called "the Development Rights.") and (b) during the Agreement Term to maintain its entire right, title and interest, and all liabilities and obligations, as the party executing each Franchise Agreement as the Franchisor thereof in accordance with the terms contained in this Agreement and to use and sub-license the use of the Domino's System and the Marks in the operation of the Stores in the Territory ("the Operation Rights"). The Master Franchisee acknowledges that the Franchisor and its related group of companies reserve the right to supply materials to all the Stores in the Territory through their commissary operations or to separately grant the Master Franchise or its designee the right to operate a commissary to serve the Territory as specified in section 1.5 hereof. Operation rights for each Domino's Pizza delivery store will be granted pursuant to a Franchise Agreement in accordance with sub-clause 2.3 and clause 3 of their Agreement.









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




      1.2 TERM. The Agreement Term (the Agreement Term") shall commence on the date of this Agreement and shall expire on the date on which all franchise agreements entered into pursuant to this Agreement with either the Master Franchisee or its sub-franchisees (the "Franchise Agreements") have expired or been terminated.

            The Development Term ("Development Term") shall commence on the date of this Agreement and shall expire on December 31, 2003. If Franchisor and Master Franchisee shall have agreed to renew the exclusive development rights pursuant to Section 1.3 hereof, the "Development Term" shall include each such Successor Development Term as defined in Section 1.3.

      1.3 OPTION TO ACQUIRE ADDITIONAL DEVELOPMENT RIGHTS. If, upon the expiration of the Development Term, the Master Franchisee is in compliance with all material provisions of this Agreement, including without limitation, Master Franchisee's obligations under Section 2.2 hereof, Master Franchise shall have the option to request additional right to grant franchises for Domino's Pizza stores ("Additional Development Rights") for an additional development term of ten (10) years (the "Successor Development Term") in accordance with Minimum Development Quotas which Master Franchisee and Franchisor may agree upon by execution of an amendment to this Agreement, as provided below.

            Master Franchisee shall give Franchisor written notice ("Renewal Offer") of its request to acquire Additional Development Rights at least six (6) months but not more than twelve (12) months prior to the expiration of the then current Development Term. The Renewal Offer shall contain a proposed amendment to the Agreement, containing new Minimum Development Quotas for the proposed Successor Development Term as Master Franchisee in good faith believes to be consistent with its obligation to promote, enhance and exploit the commercial potential of Domino's Pizza stores in the Territory ("Renewal Proposal"). Franchisor agrees to consider in good faith the Renewal Proposal and to deliver to Master Franchisee within ninety (90) days after delivery of the Renewal Offer a written notice ("Renewal Response"), containing an acceptance or counter-proposal to the proposal set forth in the Renewal Offer. If the Renewal Response does not contain an unconditional acceptance, the Renewal Response shall contain a proposed amendment to this Agreement, containing new Minimum Development Quotas for the proposed Successor Development Term as Franchisor in good faith believes to be consistent with Master Franchisee's obligations hereunder ("Renewal Counter-proposal").

            Master Franchisee and Franchisor each agrees to negotiate in good faith, until the expiration of the then-current Development Term, to resolve any









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




differences between the Renewal Proposal and Renewal Counter-proposal in order to renew the development rights granted hereunder on terms that are mutually beneficial to the parties hereto. If the parties hereto agree upon the terms and conditions of any Additional Development Rights, the parties shall duly execute and deliver a mutually acceptable amendment to this Agreement, reflecting the rights of Master Franchisee to grant Franchises for Domino's Pizza stores in accordance with this Agreement (as so amended) during such Successor Development Term.

      1.4 RIGHT TO OPERATE ON EXPIRATION OF DEVELOPMENT TERM. After expiration of a Development Term without renewal in accordance with Section 1.3, (a) Master Franchisee shall continue to have the rights under Section 1.1(b), including the right to continue to act as Franchisor with respect to Franchise Agreements executed prior to and in effect as of the expiration of the Development Term;
(b) Master Franchisee shall have no further right to grant any Franchise or enter into any Franchise Agreement for a Domino's Pizza store, other than upon assignment or renewal of a franchise agreement for a Domino's Pizza store open as of the expiration of the Development Rights; and (c) Franchisor shall have the right to operate and franchise, or grant to another person the right to operate and franchise, Domino's Pizza stores within the Territory, subject to any territorial rights of franchisees under franchise agreements executed with Master Franchisee.

      1.5 COMMISSARY. The Franchisor irrevocably agrees to grant the Master Franchisee the exclusive right to establish a commissary or commissaries to be owned and operated by the Master Franchisee, for the purpose of supplying food products and ingredients, beverage products and other supplies and materials for sale to consumers, to all the stores in the Territory. The Franchisor shall not establish a competing commissary to serve the Territory. In connection with this exclusive right the Franchisor shall provide ongoing support and assistance to the commissary. To cover administrative costs which the Franchisor shall experience in connection with the commissary the Franchisor and the Master Franchisee shall enter into an Agreement to clarify such fees and support in the form attached hereto as Annexure C.

2.    DEVELOPMENT RIGHTS AND OBLIGATIONS

      2.1 EXCLUSIVITY. Franchisor shall not during the Development Term operate nor grant any person any right relating to the operation of a Domino's Pizza store or the use of the Marks within the Territory otherwise than to the Master Franchisee and in accordance with this Agreement.









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




      2.2 GROWTH. Master Franchisee shall open and maintain in operation in the Territory (whether itself or through sub- franchisees) at least the number of Stores referred to in Schedule Two ("Minimum Development Quota"). The Master Franchisee understands and agrees that the Franchisor may terminate the Development Rights if the Master fails to meet the Minimum Development Quotas, and the Franchisor thereupon shall have the right to undertake such development itself or through another party.

      2.3 MASTER FRANCHISEE STORES. This Agreement does not authorize the Master Franchisee to itself open nor to grant any person the right to open any Store other than pursuant to Franchise Agreement. The Master Franchisee shall not itself open any Store unless it has been granted the right to open that Store pursuant to a standard franchise agreement between the Master Franchisee, as Franchisor, and its subsidiary, affiliate or division that will be operating the store in the form of the Agreement contained in Annexure "A" hereto or in such other form as may be agreed by the Franchisor and has delivered an executed copy of the agreement to the Franchisor together will the certificate set forth in Annexure B hereto.

            Master Franchisee shall submit to Franchisor for its approval, which approval shall not be unreasonably withheld or delayed, proposed changes to the franchise agreement attached hereto as Annexure A to conform to local laws and customs and to enhance the commercial success of Domino's stores in Poland. Such approved form of franchise agreement shall be deemed "the Franchise Agreement for purposes of this Agreement".

      2.4 CAPITALIZATION REQUIREMENT. The Master Franchisee shall maintain sufficient capital at all times to meet its obligations hereunder. The Master Franchisee acknowledges that its failure to maintain sufficient capital shall constitute a default hereunder. Further, a default of the Shareholders Covenants attached hereto shall constitute a default hereunder.

      3.    SUB-FRANCHISES AND AREA AGREEMENTS

      3.1 SUB-FRANCHISE/AREA STORES; CRITERIA. The Master Franchisee shall grant a person ("Sub-Franchisee") the right to open and operate any Store or to use any Mark only with prior written approval of the Franchisor. Each Sub-Franchisee shall execute a Franchise Agreement for each Domino's Store. To provide protection for the Franchisor's industrial and intellectual property rights and to ensure the common identity and reputation of the Domino's System, the Franchisor shall have the right to approve all Sub-Franchisees and each Store to be opened in the Territory, which approval will not be unreasonably








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




withheld or delayed. The Master Franchisee shall forward to the Franchisor an original executed copy of all Franchise Agreements entered into during the term or any renewal of this Agreement.

      3.2 OPENING NOTICE. The Store opening approval (opened by the Master Franchisee and/or Sub-Franchisees) shall be made pursuant to the certificate as set out in Annexure "B" or any other form mutually agreed upon.

      3.3 UNAPPROVED SUB-FRANCHISEES. In the event that the Master Franchisee has entered into an agreement with a Sub-Franchisee otherwise than in accordance with sub-clause 3.1, the Master Franchisee shall, on receipt of the Franchisor's written request to so do, terminate the agreement with the Sub-Franchisee at its sole cost and expense.

      3.4 STORE OPENING CONSENT. The Master Franchisee shall not enter into any Franchise Agreement with a proposed Sub-Franchisee without the prior written consent of the Franchisor in the event that the Master Franchisee is in breach of this agreement and has received a notice of default hereunder, which default remains uncured. The Franchisor may provide its consent conditionally upon the Master Franchisee correcting any such breach.

4.    PAYMENTS

      4.1 MASTER FRANCHISE FEE. Master Franchisee has paid to Franchisor the sum of $300,000 as a development fee. This fee is deemed fully earned and is non-refundable.

      4.2   STORE FRANCHISE FEES.

            4.2.1 Upon the earlier to occur of the signing of a Franchise Agreement or the opening of each new Store in the Territory (whether by the Master Franchisee or by a Sub-Franchisee) the Master Franchisee shall pay the Franchisor a non-refundable store opening fee of one half (1/2) of the initial franchise and/or development fee charged by Master Franchisee, up to a maximum cap of US $5,000, less all applicable withholding taxes paid by Master Franchisee.

                  The maximum fee charged by Master Franchise under a Franchise Agreement shall be Thirty Thousand US Dollars (US $30,000).

                  The Master Franchisee shall provide the Franchisor relevant information regarding any development fees or consideration in kind to be paid








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




to the Master Franchisee pursuant to Franchise or Area Agreements. The Master Franchisee acknowledges that any such development fees to be paid by a Sub-Franchisee shall, in the Master Franchisee's reasonably held opinion, (i) be reasonable given local market conditions and (ii) not substantially impair the Sub-Franchisee's ability to perform the relevant Franchise or Area Agreement.


      4.3   ROYALTY FEE.

            The Master Franchisee shall pay the Franchisor a continuing royalty fee (the "Royalty Fee") in US Dollars or, at DPII's option, in local currency equal to the percentage set out below of the Sales of each Store in the Territory franchised by the Master Franchisee hereunder which shall be payable and received by the Franchisor in cleared funds by 3:30 p.m. Ann Arbor, Michigan time on the thirtieth (30th) day of each month on Sales for the preceding month. For the purposes of this Agreement, the term "Sales" shall mean the total receipts from all sales by Stores in the Territory of all pizza and beverages and other approved items offered by the Master Franchisee, but excluding sales and equivalent taxes and coupon and similar discounts or beverage container deposits approved by the Franchisor.

      4.4 ROYALTY FEE AMOUNT. The percentage Royalty Fee referred to in sub-clause 4.3 shall be 3% of Sales, less all applicable withholding taxes paid by Master Franchisee.

      4.5 CONVERSION OF PAYMENTS. All fees and all other amounts owed to the Franchisor in US Dollars will be computed at the telegraphic transfer selling rate for US Dollars quoted by Bank of America International as quoted in The Wall Street Journal with respect to the actual currency for the date of payment, or if that date is not a business day, for the next business day. If the exchange rate at the time of remittance, as opposed to the exchange rate on the due date, must be used, you will compensate us for any resulting loss. If at any time legal restrictions shall be imposed upon the purchase of US Dollars or the transfer to or credit of a non-resident corporation with payments in such currency, the Master Franchisee will notify the Franchisor immediately, and both parties will use their respective best efforts to obtain any consents or authorizations which may be necessary in order to effect payment. The Franchisor may direct the Master Franchisee to make the payments in such other currency and in such other territory or jurisdiction as the Franchisor may select, or (to the extent permissible by law) to make such payments to a designated account for the Franchisor's exclusive and sole use and benefit, and the Master Franchisee will











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




provide evidence to the Franchisor of such payments. The Franchisor's acceptance of payment in a currency other than US Dollars will not relieve or release the Master Franchisee of or from the obligation to make future payments in US Dollars to the extent permitted by law.

            If, despite the parties' best efforts, any such legal restriction prevents payment to Franchisor in US Dollars for a period of one (1) year or more, Franchisor shall have the right to terminate this Agreement, effective on hundred and eighty (180) days after written notice of termination is delivered to Master Franchisee.

      4.6 TAX. The Master Franchisee must pay to the local tax authorities, on the Franchisor's behalf, withholding payments required by law and provide the Franchisor with an official receipt for payment of these withholding taxes. The Master Franchisee may deduct the amount of any of these withholding taxes from the royalty payments to the Franchisor. If the Master Franchisee fails to pay withholding taxes, he will indemnify the Franchisor for the full amount of such taxes, including any losses occasioned by his failure to withhold any taxes imposed by any local jurisdiction on amounts payable by you pursuant to this Agreement and the agreements issued pursuant to this Agreement, and for any liability (including penalties, interest, and expenses) arising from or concerning the payment of such taxes, whether such withholding taxes were correctly or legally asserted or not. All other taxes imposed, such as without limitation turnover taxes, payroll taxes, sales taxes or value-added taxes, if any, which may be imposed now or in the future, will be the Master Franchisee's responsibility and will not affect your obligations to make payments as required under this Agreement.

      4.7 ADVERTISING. The Master Franchisee shall collect from each of its Sub-Franchisees in the manner set out in the relevant provisions of the Franchise Agreement and shall itself pay in accordance with the relevant provisions of the Franchise Agreement an advertising fee (the "Advertising Fee") (as defined therein) of 4% of monthly sales into a separate advertising fund (the "Advertising Fund"). It is also agreed that the advertising services of an agency must be approved by the Franchisor, which approval shall not be unreasonably withheld or delayed.

            4.7.1 STANDARDS.

                  All advertising and promotion by the Master Franchisee or its Sub-Franchisees shall be completely factual and shall conform to the highest standards of ethical advertising as defined by the Franchisor from time to time








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




and to the policies prescribed from time to time by the Franchisor, including policies contained in the Franchisor's corporate identity manuals. The Master Franchisee shall submit to the Franchisor its advertising plans for the Stores for Franchisor's review and approval and copies of all advertising and promotional materials and plans to be used by the Master Franchisee or by its Sub-Franchisees.

            4.7.2 ADVERTISING PRACTICES.

                  The Master Franchisee shall use reasonable efforts to ensure that the Stores' advertising policies and practices shall be generally consistent with the Franchisor's advertising practices taking into account the local rules and practices in the Territory. The Franchisor shall notify the Master Franchisee of any generally inconsistent advertising practices and permit the Master Franchisee a reasonable period of time to correct the inconsistency, failing which the Franchisor shall have the right to direct and administer the Advertising Fund.

            4.7.3 FRANCHISOR OBLIGATIONS.

                  Notwithstanding the relevant provisions of the Franchise Agreement, the Franchisor shall not be obligated to formulate, develop, produce or conduct advertising and promotion programs, films, videos, color separations or printed materials (collectively, "Ad Materials") for use in the Territory, provided, however, that the Franchisor shall, to the extent it is legally permitted to do so, allow the Master Franchisee reasonable access to, and copies at Master Franchisee's cost, of any Ad Materials developed by the Franchisor for use elsewhere in the world and provided further that such Ad Materials may not be used in the Territory unless (i) they reasonably conform to all local laws and standards and (ii) Franchisor provides its written consent, which consent shall not be unreasonably withheld.

      4.8 SET OFF. The Franchisor shall have the right in its sole discretion to apply as it sees fit any payment received from the Master Franchisee to any past indebtedness of the Master Franchisee due to the Franchisor or its related corporations whether for fees, advertising contributions, purchases, interest or for any other matter, regardless of how the Master Franchisee may designate a particular payment to be applied.

      4.9 INTEREST ON LATE PAYMENTS. All amounts owed by the Master Franchisee to the Franchisor under this Agreement or for any other reason whatsoever shall, in the absence of an agreement to the contrary, be immediately payable on demand and shall bear interest from the due date to the date of payment at a rate equal






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




to two percent above the Corporate Loan Reference Rate (or its replacement) then quoted by the London Interbank Offered Rate (LIBOR). Payment of any such interest shall be without prejudice to any other remedy available to the Franchisor.

      4.10 PLACE OF PAYMENT Subject to Section 4.5, all payments required to be made to the Franchisor pursuant to this Agreement shall be made to the Franchisor at such address as is notified in writing by the Franchisor to the Master Franchisee from time to time provided that if such payment is required to be made to a place other than Poland or the United States of America then the Franchisor shall bear any additional costs that would or do become payable by the Franchisee in consequence thereof.

5.    MASTER FRANCHISEE'S OBLIGATIONS

      5.1 FULL TIME EFFORTS. The Master Franchisee shall, subject to the approval of the Franchisor, appoint an individual who shall devote his full time and best endeavors to the development, management and supervision of Stores within the Territory.

      5.2 CONFIDENTIALITY. Upon the Franchisor's request the Master Franchisee shall advise the Franchisor of the names of all of its management, sales, purchasing and technical employees and, if requested by the Franchisor, shall require each such employee who has access to the Franchisor's confidential information to enter into an agreement in the form reasonably approved by the Franchisor which shall include provisions relating to confidentiality as referred to in sub-clause 8.1.

      5.3 SUB-FRANCHISEE. The Master Franchisee shall at all times comply with each provision of this Agreement and shall use its best endeavors to ensure that each of its Sub-Franchisees complies with their Franchise Agreement and, without limiting the generality of the foregoing, if in the Franchisor's opinion any Sub-Franchisee is in breach of its Franchise Agreement, the Master Franchisee shall take all steps reasonably required by the Franchisor to ensure that each Sub-Franchisee corrects any such breach.

      5.4 INSPECTION. The Franchisor shall have, and the Master Franchisee shall ensure that Franchisor shall have, the right at any time during business hours and without prior notice to the Master Franchisee to enter and inspect all Stores in the Territory and the business records, bookkeeping records, sales slips, D.O.O.R. sheetmasters, coupons, cash register tapes, purchase orders, invoices, payroll records, check stubs, sales tax records and returns and other supporting records and documents of the Stores and the Master Franchisee or its







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




Sub-Franchisees, and to take an inventory of the assets of the Stores. Such inspections shall be made at the Franchisor's expense PROVIDED THAT if, the Franchisor is required to make two (2) inspections within a period of six (6) months in connection with the Master Franchisee's or any of its Sub-
Franchisee's repeated or continuing failure to comply with any Franchise Agreement, the Franchisor shall have the right to charge the Master Franchisee for the reasonable out-of-pocket costs of making all further inspections in connection with such failure to comply, including without limitation travel and accommodation of the Franchisor's employees.

      5.5 AUDIT RIGHT. The Franchisor shall have the right to audit or cause to be audited the Advertising Fund and all sales reports, financial statements and tax returns which the Master Franchisee is required to submit under clause
5.7 of this Agreement. In the event any such audit shall disclose a discrepancy in the Advertising Fund or an understatement of the sales of the Stores in the Territory for any period or periods, the Master Franchisee shall pay to the Franchisor (or to the Advertising Fund as appropriate), within fifteen (15) days after receipt of the audit report, the Royalty Fee and the Advertising Fee in respect of such discrepancy or understatement. In the event that such understatement for any period or periods shall be five percent (5%) or more of the sales of the Stores for such period or periods, the Master Franchisee shall reimburse the Franchisor for the reasonable cost of such audit, including without limitation the charges of an independent certified public accountant (or equivalent) and the travel and accommodations expenses of employees of the Franchisor. The Master Franchisee agrees to cooperate with all personnel conducting such audit and shall ensure that its Sub-Franchisees co-operate with all such personnel.

      5.6 RECORDKEEPING. The Master Franchisee shall establish a bookkeeping and record keeping system conforming to the requirements prescribed by the Franchisor, relating without limitation, to the use and retention of sales slips, D.O.O.R. sheetmasters, coupons, cash register tapes, purchase orders, invoices, payroll records, check stubs, bank statements, sales tax records and returns, cash receipts and disbursements, journals and general ledgers.

      5.7   STORE REPORTS. The Master Franchisee shall submit to the Franchisor:

            5.7.1 MONTHLY: concurrently with the payment of royalty fees a monthly report of the sales and products sold by all Stores franchised by the Master Franchisee hereunder in the Territory for the preceding month and such other information and supporting records as the Franchisor reasonably requires;










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






            5.7.2 QUARTERLY UNAUDITED STATEMENTS: within thirty (30) days of the end of each fiscal quarter, an unaudited balance sheet as at the end of such month and unaudited statements of profit and loss of the Stores, the Master Franchisee and the Advertising Fund for the preceding quarter;

            5.7.3 ANNUAL UNAUDITED STATEMENTS: within ninety (90) days of the end of each fiscal year, an unaudited balance sheet as at the end of such year, unaudited annual statements of profit and loss and financial condition of the Master Franchisee, the advertising fund and for each of the Stores prepared by an independent certified public accountant (or the equivalent) in the manner reasonably prescribed by the Franchisor; and

            5.7.4 TAX RETURNS: upon the written request of the Franchisor, exact copies of the Master Franchisee's income tax returns and sales tax or equivalent tax returns for any period.

            5.7.5 OTHER: such other information as the Franchisor may reasonably request in order for it to determine the Master Franchisee's compliance with this Agreement or to assist the Master Franchisee in the operation of the Stores or to otherwise evaluate the performance of the Stores or the Master Franchisee.

      5.8 MASTER FRANCHISEE REPORTS. The Franchisor may require the Master Franchisee to obtain at his expense and submit to the Franchisor within ninety
(90) days an audited statement of profit and loss and financial condition of the Stores or the Master Franchisee for any financial year if the Franchisor reasonably believes that the Master Franchisee has submitted sales reports, unaudited profit and loss statements or tax returns containing material inaccuracies. In the event that the said audited statement of profit and loss and financial condition reveals a discrepancy in any material particular of less than five percent (5%) the cost of such audit shall be paid by the Franchisor.

      5.9 PRODUCTS; SUPPLIES. The Master Franchisee shall not use or approve for use by its Sub-Franchisees any ingredients, supplies or materials used in the preparation, packaging and delivery of pizza unless they or their supplier have been previously approved in writing by the Franchisor which approval shall not be unreasonably withheld or delayed. The Franchisor shall have the right from time to time without notice to examine the facilities of any approved supplier (including the Master Franchisee) and to test or inspect the ingredients, materials or supplies to determine whether they meet the quality standards and specifications of the Franchisor. The Franchisor reserves the right to re-inspect the facilities and products of any approved supplier from







06\09\93                            -12-                      POLAND MFA
time to time and to revoke its approval of the supplier upon the failure of the supplier to meet its quality standards and specifications. The Franchisor shall have the right to charge the Master Franchisee a reasonable fee for testing and evaluating proposed and approved suppliers and examining commissary operations. The Master Franchisee shall not resell to any third party (other than Sub-Franchisees) any ingredients, products, supplies or materials which bear the Marks or which have been prepared in accordance with the Domino's Specifications and which it has purchased or acquired from the Franchisor or its related corporations or from an approved supplier.

            Franchisor  acknowledges and agrees that neither  Franchisor nor any of its affiliates shall be entitled to the benefit of any discounts, volume rebates, administration fees, commissions, advertising allowances or other similar advantages from any supplier of products or supplies to Master
Franchisee  or  its  franchisees,   except  as  otherwise   expressly  permitted
hereunder.

      5.10  MASTER FRANCHISEE'S OBLIGATIONS ON SUB-FRANCHISING

            5.10.1 The Master Franchisee where applicable shall prepare and issue the sub-franchise agreement based on the terms and conditions of the Franchise Agreement;

            5.10.2 The Master Franchisee shall diligently recruit suitable sub-franchisee in the Territory;

            5.10.3 The Master Franchisee shall adequately staff facilities to ensure compliance with this agreement and sub- franchise agreements entered into with sub-franchisees;

            5.10.4 The Master Franchisee shall ensure that the Franchise Agreements are entered into for each store opened within the Territory;

            5.10.5 The Master Franchisee shall ensure that all local laws and regulations are complied with pursuant to this agreement and also franchise agreements;

            5.10.6 The Master Franchisee shall provide adequate training and support, including a training center, for the sub- franchisees. This support shall include but not be limited to, store operations training, ongoing support as well as lease and site selection. The training support provided by the Master Franchisee to its sub-franchisees shall be similar to training provided for by the Franchisor in markets where it acts as a Master Franchisee. This training shall be sufficient and adequate to ensure that proper and adequate operation






06\09\93                            -13-                      POLAND MFA
procedures and standards are maintained within each Store. The Master Franchisee shall also provide to each Store training materials in Polish for initial store opening operations as well as ongoing support materials as stipulated and approved by the Franchisor.

            5.10.7 The Master Franchisee shall comply with all and its obligations, as set out in each sub-franchise agreement and/or other related agreements;

            5.10.8 Notwithstanding any provision to the contrary in any sub-franchise agreement, the Master Franchisee shall not assign any such agreement without the prior written consent of the Franchisor which written consent shall not be unreasonably withheld and which shall be given if the Franchisor agrees to transfer the interest of the Master Franchisee in this Agreement or agrees to enter a Master Franchise Agreement with any other person (being the same person as shall be the Assignee as aforesaid) in substitution or novation of this Agreement.

      5.11 TRAINING OF STORE MANAGERS AND EMPLOYEES. The Master Franchisee shall provide adequate training and support for managers and employees of its own stores, head office and of any commissary it operates. The Master Franchisee shall ensure that this training is sufficient and adequate to ensure that proper and adequate operation procedures and standards are maintained within each Store and that such training complies with the training to be provided by the Master Franchisee pursuant to the Franchise Agreements.

      5.12  DATA AND VOICE COMMUNICATIONS SYSTEMS

            5.12.1      The Master  Franchisee  acknowledges that efficient data
and voice communications are important to the operation of the Domino's System and coordination of the respective responsibilities of the Master Franchisee and the Franchisor. Accordingly, the Master Franchisee agrees that, upon receipt of a written request from the Franchisor, the Master Franchisee shall immediately take steps to acquire and shall install or cause to be installed in its head office within ninety (90) days from the date of such request a communications systems and necessary peripheral equipment and software which shall permit both voice and data communications with the Franchisor (the "Communications Package"). The Franchisor shall not make such a request unless it is commercially reasonable.

            5.12.2 The Franchisor agrees to provide the Master Franchisee with its hardware and software specifications and requirements and to provide such other technical information and pricing information as is available to the Franchisor to assist and facilitate the acquisition, installation and operation of the Communications Package by the Master Franchisee.





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


            5.12.3 The Franchisor reserves the right to require the Master Franchisee to acquire and install a Communications Package meeting certain specifications and either from the Franchisor or its related corporations or from an approved supplier. The Master Franchisee agrees that the Communications Package shall meet the technical specifications supplied by the Franchisor from time to time, including up-dates, so that such Communications Package shall at all times be compatible with the communications system employed by the Franchisor.

            5.12.4 It is understood and agreed that the Master Franchisee shall bear the entire cost and expense of the acquisition, installation and operation of the Communications Package. The Master Franchisee agrees to execute such contract and/or proprietary agreements or licenses as may be required by the Franchisor or the seller of the Communications Package to protect the proprietary rights of the Franchisor and/or such seller in any aspect of the Communications Package.


6.    FRANCHISOR'S OBLIGATIONS

      6.1 US TRAINING. The Franchisor shall provide the Master Franchisee and its employees and Sub-Franchisees with reasonable access for up to Ten (10) individuals to Domino's on-going training program in the United States of America during the first two (2) years of this Agreement, at no additional cost to the Master Franchisee, save that the Master Franchisee shall bear all travel, accommodation and living expenses in relation to the training of any such person;

      6.2 Franchisor shall from time to time furnish reasonable guidance to Master Franchisee, at no additional charge to Master Franchisee, with respect to the Domino's System, including any new ideas, concepts, methods and techniques approved by Franchisor for use in the Territory. Such guidance shall, at Franchisor's discretion, be furnished in the form of the Operating Manual, bulletins or other written, electronic or audio visual media, consultation by telephone or in person.

      6.3 Upon thirty (30) days prior written notice from Master Franchisee, Franchisor will make available experienced staff from its various departments, i.e., architecture, advertising, marketing, franchise, etc., available at Franchisor's headquarters for consultation with representatives of Master Franchisee's staff on matters concerning programs and methods used by Franchisor and DPI.













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


      6.4 Franchisor shall, at its expense, inspect the Domino's stores and related staff and training functions as Franchisor may reasonably determine not less than three (3) times per year (i) to determine if such stores are complying with this Agreement and the Domino's System, (ii) to offer suggestions on the operation of the Store, and also suggestions of general application, and (iii) to consult during such inspections with Master Franchisee on such operational subjects as Master Franchisee may reasonably request.

      6.5 ASSISTANCE WITH POLISH TRAINING PROGRAM. Master Franchisee shall develop and implement a formal Domino's training program in Poland no later than the end of the first Agreement Year. Franchisor shall train Master Franchisee's director of training in the US for a period of time which Franchisor reasonably deems sufficient to qualify such individual as the chief instructor and provide reasonable assistance in developing the curriculum and programs for the training of managers of Domino's stores in Poland. Master Franchisee shall pay the compensation, travel and other expenses of such Director.

      6.6 ADAPTATION OF OPERATING MANUAL. Franchisor shall furnish to Master Franchisee two (2) copies of all of its manuals (and other materials describing the Domino's System), containing specifications, standards and operating procedures prescribed by Franchisor for the development and operation of Domino's Stores and which comprise the Domino's System. Master Franchisee shall submit for review and approval by Franchisor any modifications to the Domino's System that Master Franchisee reasonably believers to be necessary to comply with legal requirements of Poland or for the commercial success of Domino's Stores operating in Poland. Franchisor agrees not to unreasonably withhold or delay its approval of any such proposed modification. Any rejection of any proposed modification shall specify the reasons for such rejection. The modified Domino's System developed as herein, provided, shall be reflected in two (2) official English language manuals, which shall be completely and accurately translated at Master Franchisee's expense into Polish (herein the "Operating Manual").

                  Further suggestions for changes to the Operating Manual may be made by Master Franchisee from time to time, subject to the prior approval of Franchisor, which approval will not be unreasonably withheld or delayed. Any rejection of a proposed modification shall specify the reasons for such rejection.














06\09\93                            -16-                      POLAND MFA

                  Franchisor shall have the right from time to time to add to, and otherwise modify, the Operating Manual to reflect changes in authorized products and services and specifications, standards and operating procedures of Domino's Stores. In the event a change is proposed by Franchisor, Master Franchisee must abide by such change, provided that implementation of such change will not: (a) prevent Master Franchisee from complying with applicable Polish law; (b) have a materially adverse commercial effect on the operations of Domino's Stores in Poland; or (c) have a materially adverse effect on Master Franchisee's fundamental status and rights under this Agreement. In the event Master Franchisee objects to any change proposed by Franchisor on any of the grounds listed above, Master Franchisee will specify those grounds, and the parties agree to negotiate the matter in good faith. If, after presentation of such objections, the parties are unable to negotiate a mutually acceptable revision and Franchisor insists upon implementation of the change, the matter will be submitted to arbitration.

7.    NAMES AND MARKS

      7.1 USE OF MARKS. The Master Franchisee acknowledges that Domino's is the owner of all the Marks licensed to the Master Franchisee by this Agreement and all usage thereof by the Master Franchisee and any goodwill established thereby shall enure to the exclusive benefit of Domino's.

            The Master Franchisee further agrees to use each of the Marks in full compliance with the Operating Manual rules prescribed from time to time by the Franchisor. The Master Franchisee will not directly or indirectly contest the validity of Domino's ownership of or the Franchisor's right to use and license the use of the Marks, nor will it attempt to register any Mark or any derivative thereof. Upon termination or expiration of this Agreement the Master Franchisee shall not be entitled to any compensation for goodwill associated with its use of the Domino's System or the Marks. The Master Franchisee shall not use any of the Marks as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to the Master Franchisee hereunder), nor may the Master Franchisee use any of the Marks in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by the Franchisor. The Master Franchisee may with the prior written consent of the Franchisor which consent shall not be unreasonably withheld, use and register a business name approved by the Franchisor ("the Business Name") as the sole name to identify the business carried on by the Master Franchisee pursuant to this Agreement. The Master Franchisee shall use the Business Name in the manner









06\09\93                            -17-                      POLAND MFA
prescribed by the Franchisor from time to time and shall not use any other business or corporate name or any trade marks other than the Marks in relation to the business carried on in the Stores. The Master Franchisee shall:

            7.1.1 register the Business Name with the relevant government authority in its State or Territory;

            7.1.2 execute and deliver to the Franchisor any documents which the Franchisor may require, signed but not dated, which may be used by the Franchisor to transfer or terminate the registration of the Business Name on termination or expiration of this Agreement. The Master Franchisee irrevocably appoints each of the directors of the Franchisor from time to time as its attorney to complete, date and lodge such documents upon the expiration or termination of this Agreement;

            7.1.3 upon the expiration or termination of this Agreement take all other steps which may be necessary to transfer the Business Name to the Franchisor or its nominee.

            Any forms relating to the transfer or cessation of business names registered by Sub-Franchisees shall be held by the Master Franchisee on trust for the Franchisor and shall be executed and delivered to the Franchisor upon request.

      7.2 REGISTERED USER. The Master Franchisee shall upon request by the Franchisor at Franchisor's expense execute all such documents as the Franchisor may reasonably require in order to appoint the Master Franchisee as the registered user of some or all of the Marks in the Territory. The Franchisor agrees to appoint the Master Franchisee as a registered user if required in the Territory. Without limiting the generality of the foregoing, the Master Franchisee shall at the time of execution of any registered user agreement sign an undated consent to cancellation of its registration as registered user and hereby irrevocably appoints the Franchisor as its lawful attorney to date, complete and lodge such consent with the Polish Trade Marks Office.

      7.3 INFRINGEMENT; INDEMNIFICATION. The Master Franchisee shall immediately notify the Franchisor of any infringement of or challenge to the Master Franchisee's use of any of the Marks or any claim by any person of any rights in any of the Marks, or any suspected passing-off or unfair competition involving the Marks or the Domino's System and the Master Franchisee shall not communicate with any person other than the Franchisor and its counsel in connection with any such infringement, challenge or claim. The Franchisor shall have sole discretion to take such action as it deems appropriate. The Franchisor









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




hereby agrees to indemnify the Master Franchisee against and to reimburse the Master Franchisee for all monetary relief for which he is held liable in any proceeding arising out of the use of any Mark in compliance with this Agreement and for all costs reasonably incurred by the Master Franchisee in connection with any such claim brought against him or in any such proceeding in which he is named as a party. The Master Franchisee hereby agrees to indemnify the Franchisor against and to reimburse the Franchisor in any proceeding arising out of the use of any Mark by the Master Franchisee otherwise than in accordance with this Agreement. The Franchisor shall have the right but not the obligation to exclusively control any litigation or Patent and Trade Mark Office proceeding arising out of such infringement, challenge or claim or otherwise relating to any of the Marks and the Master Franchisee hereby agrees to execute any and all instruments and documents, render assistance and do such acts and things as may, in the opinion of the Franchisor's counsel, be necessary or advisable to protect and maintain the interests of the company in any such litigation or Patent and Trademark Office proceeding or to otherwise protect and maintain the interest of the Franchisor in the Marks.

            To the extent Domino's or Franchisor or any of its affiliates obtains any monetary award or payment in connection with any such litigation or proceeding, or the settlement thereof, that reflects the lost profits or damages incurred by Master Franchisee or any of its franchisees, Master Franchisee shall be entitled to such award or payment. If, in the reasonable judgment of the Franchisor, it becomes advisable at any time due to conflicting trademark rights (other than identified in Section 7.4) for the Master Franchisee to modify or discontinue use of any of the Marks and/or use one or more additional or substitute marks, the Master Franchisee agrees to do so within a reasonable period of time and the sole obligation of the Franchisor in any such event shall be to reimburse the Master Franchisee for his tangible costs of complying with this obligation.

      7.4 Franchisor represents and warrants to Master Franchisee that to the best of its knowledge Domino's owns all rights, title and interests to the Marks and that Franchisor has fully disclosed rights, title and interests in Poland of any third party to any of the Marks or any other marks that may be confusingly similar to any of the Marks. The parties hereto acknowledge that there exists a prior registration in Poland of the mark "Domino's" by Fast Foods, Inc. ("the Infringing Registration") and that there is a pizza store in Warsaw unaffiliated with Franchisor that uses the mark "Domino Pizza" both with and without Franchisor's distinctive design ("the Infringing Use"). Franchisor agrees as follows:










06\09\93                            -19-                      POLAND MFA

            (a) Franchisor shall exert its best efforts to promptly obtain registration in all pertinent international classifications in Poland of the marks identified in Exhibit A, attached hereto; and


            (b) Prior to the later to occur of Master Franchisee's opening of its first store or January 1, 1994, Franchisor at its expense shall have obtained cancellation or acquired all right, title and interest to the Infringing Registration and shall have obtained cessation of the Infringing Use. Master Franchisee agrees to reasonably cooperated with Franchisor in connection with the foregoing. In the event that the Franchisor is unable to obtain the cancellation or acquisition of the Infringing Registration and cessation of the Infringing use, as set forth above the Master Franchisees' exclusive remedy for the franchisor's failure to meet this condition is a return of the One Hundred Thousand Dollars (US $100,000) development fee. In such an event the Master Franchisee shall return all materials provided to it by the Franchisor.

8.    TRADE SECRETS, NEW PROCESSES, CONCEPTS AND IMPROVEMENTS

      8.1 CONFIDENTIAL INFORMATION. The Master Franchisee acknowledges and agrees that its entire knowledge of the operation of the Domino's System, is and will be derived from information disclosed to the Master Franchisee by the Franchisor and that such information is and shall at all times remain confidential and a trade secret of the Franchisor. The Master Franchisee agrees that it will maintain the absolute confidentiality of such information during and after the Term, disclosing same only to the Master Franchisee's employees (who shall have executed, upon request by the Franchisor, an agreement in the form satisfactory to the Franchisor agreeing not to divulge or disclose any trade secret and to keep confidential all proprietary information and that they will not use such information in any other business or in any manner not specifically authorized or approved in writing by the Franchisor.


      8.2 Notwithstanding anything to the contrary contained in this Agreement, the restrictions on disclosure and use of any information shall not apply to: (a) information, processes or techniques which are or become generally known in the fast food industry or (b) disclosure of Information in judicial or administrative proceedings, to the extent that Master Franchisee is legally compelled to disclose such information, provided Master Franchisee shall have used its best efforts, and shall have afforded Franchisor the opportunity, to obtain an appropriate protective order or other assurance satisfactory to Franchisor of confidential treatment for the information required to be so disclosed.










06\09\93                            -20-                      POLAND MFA

      8.3 IMPROVEMENTS. The Master Franchisee agrees that if it shall develop any new concept, process or improvement in relation to the Domino's System, it shall promptly notify the Franchisor and shall provide the Franchisor with all necessary information with respect thereto without compensation for it. Franchisor shall have a non-exclusive right to incorporate same in the Domino's System for use in all Domino's stores.

9.    THE MASTER FRANCHISEE'S COVENANTS NOT TO COMPETE

      9.1 IN-TERM COVENANT. The Master Franchisee and its controlling shareholders covenant and agree that they will not (and shall ensure that its related corporations shall not) directly or indirectly during the Term without the prior written approval of the Franchisor have any interest as an owner, investor, partner, licensee, lender, director, officer, employee, consultant, representative or agent, or in any other capacity, in any business primarily engaged in sit-down, delivery or carry-out pizza (except Domino's Pizza stores operated under franchise agreements heretofore or hereafter entered into between the Master Franchisee and the Franchisor) or in any business or entity which franchises or licenses or otherwise grants to others the right to operate a business primarily engaged in sit-down, delivery or carry-out pizza stores which is located in the Territory.

      9.2 POST-TERM COVENANT. The Master Franchisee and its controlling shareholders covenant and agree that upon termination of this Agreement by Franchisor pursuant to Section 13 hereof, (subject, however, to any Franchise or Sub-Franchise Agreements, which may remain outstanding) it shall not (and shall ensure that its related corporations shall not) for a period of one (1) year commencing on the effective date of termination of this Agreement directly or indirectly, engage as an owner, investor, partner, licensee, lender, director, officer, employee, consultant, representative or agent, or in any other capacity, in any business or entity which operates or franchises or licenses or otherwise grants to others the right to operate a business primarily engaged in sit-down, delivery or carry-out pizza stores within the Territory, without the prior written consent of the Franchisor.

      9.3 FIVE PERCENT (5%) EXCEPTION. The covenants contained in this Clause 9 shall not apply to the ownership by the Master Franchisee of less than a five percent (5%) beneficial interest in the securities of any corporation listed on a recognized stock exchange.

      9.4   NO   SOLICITATION.   The  Franchisor  and  Master   Franchisee  each
acknowledges  and agrees that during the term of this Agreement  neither of them








06\09\93                            -21-                      POLAND MFA
shall (and shall ensure that its related corporations shall not) directly or indirectly solicit any person employed by the other or their affiliates, nor will it induce or attempt to induce any such person to leave their employment without the other's prior written consent.


10.   COMPLIANCE WITH LAWS AND BUSINESS PRACTICES

      The Master Franchisee shall secure and maintain in force during the Term all required licenses, permits and certificates and shall operate its Stores and shall ensure that its Sub-Franchisees operate their Stores in full compliance with all applicable laws, ordinances, and regulations, including without limitation all government regulations relating to occupational health and safety, consumer protection, unfair and deceptive practices, trade regulation, workers' compensation, unemployment, insurance and the payment of withholding and income tax and such other taxes as may be levied in respect of the operation of Stores by the Master Franchisee or its Sub-Franchisees. The Master Franchisee shall pay when due all amounts payable pursuant to any provision of this Agreement or any other agreement or arrangement with the Franchisor or its related corporations or pursuant to any agreement or arrangement with any other creditor or supplier of its Stores.

11.   PRICES TO BE DETERMINED BY THE MASTER FRANCHISEE

      The Franchisor may from time to time offer guidance to the Master Franchisee in relation to prices for the products and services of the Stores which in the Franchisor's judgment constitutes good business practice. Notwithstanding anything herein contained, the Master Franchisee shall have the sole right to determine the prices to be charged from time to time by its Stores and its sub-Franchisees shall have the sole right to determine the prices to be charged from time to time by their Stores and no such guidance shall be deemed or construed to impose upon the Master Franchisee or any of its Sub-Franchisees any obligation to charge any fixed minimum or maximum prices for any product or service offered for sale by the Stores. The Master Franchisee shall and shall ensure that its Sub-Franchisees shall charge the same price for products offered by the Stores whether delivered or sold over the counter in the Store. The Master Franchisee shall not and shall ensure that its Sub-Franchisees shall not enter into any agreement, arrangement or understanding or engage in any concerted practice with Domino's Pizza stores or others relating to the prices at which products or services will be sold by it or by other Domino's Pizza stores.










06\09\93                            -22-                      POLAND MFA

12.   TERMINATION BY THE MASTER FRANCHISEE

      12.1 If the Franchisor breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to the Franchisor, or such other period as may be reasonable given the nature of the breach, the Master Franchisee may terminate this Agreement and the Master Franchise effective ninety (90) days after delivery to the Franchisor of notice thereof.


      12.2 Notwithstanding anything otherwise contained in this Agreement, Master Franchisee shall have the right to terminate this Agreement, effective upon notice, upon the occurrence of any one or more of the following events:

            12.2.1 if Franchisor ceases or takes material steps to cease carrying on business, or takes any action to liquidate its assets, if Franchisor files a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any bankruptcy legislation or any similar law, now or hereafter in effect; or files an answer or other pleading in any proceeding admitting insolvency, bankruptcy or inability to pay its debts as they mature; or within thirty (30) days after filing of any involuntary proceedings under any bankruptcy legislation or similar law, now or here after in effect, such proceeding shall not have been vacated; or all or a substantial part of it assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, unless such attachment, seizure, writ warrant or levy is vacated within thirty (30) days; or shall be adjudicated a bankrupt; or shall make an assignment for the benefit or creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the substantial part of its property; or any order appointing a receiver, trustee or liquidator of Franchisor or any of its shareholders or all or a substantial part of the property of any of them is not vacated within thirty (30) days resolution passed for the winding-up or the liquidation of Franchisor or if Franchisor adopts or takes any corporate proceedings for its dissolution or liquidation;

            12.2.2 if the Commissary Agreement is terminated by Master Franchisee for any reason whatsoever.


13.   TERMINATION BY THE FRANCHISOR

      13.1 In addition to all other rights of the Franchisor to terminate this Agreement as provided herein, the Franchisor may terminate this Agreement and the Master Franchise effective upon delivery of a notice of termination to the Master Franchisee, if:





06\09\93                            -23-                      POLAND MFA

            13.1.1 the Master Franchisee makes an assignment for the benefit of or enters into any arrangement with creditors or stops payment or is unable to pay its debts within the meaning of the Michigan Company or Insolvency Code or the relevant law of the Country under which the Master Franchisee was incorporated or was originated or if the Master Franchisee goes into liquidation or if an order is made or a resolution is passed for the winding-up of the Master Franchisee or if the Master Franchisee commits any act of bankruptcy; or

            13.1.2 the Master Franchisee on three (3) or more occasions within any one (l) year period fails to submit when due, sales reports or financial statements or to pay when due the Royalty Fee, Advertising Fee or other payments to the Franchisor or its related corporations; or

            13.1.3 the Master Franchisee is convicted of any offense or crime or engages in any conduct which the Franchisor in its reasonable opinion believes may substantially impair the goodwill associated with the Marks; or

            13.1.4      the   Master    Franchisee   has   made   any   material
misrepresentation to the Franchisor in relation to its application for the Franchise; or

            13.1.5 the Master Franchisee intentionally under- reports the sales of the Store(s) for any period or periods or if an audit by the Franchisor discloses an understatement of sales by any Stores owned by Master Franchisee and the Master Franchisee fails to pay the applicable fees to the Franchisor together with interest due thereon within five (5) days after receipt of the final audit report; or

            13.1.6 the Master Franchisee is in breach of any of the provisions contained in Clauses 7.1, 8.1, 9.1 or 15 of this Agreement; or

            13.1.7 the Master Franchisee fails to properly execute any documents required by this Agreement or which is reasonably necessary to properly implement or effect any of the provisions of this Agreement and they fail to correct such failure within thirty (30) days after written notice is delivered to them; or














06\09\93                            -24-                      POLAND MFA

            13.1.8 the Master Franchisee or any of its related corporations directly or indirectly contest the validity of the Marks or Domino's ownership of the Marks or the Franchisor's right to use or to license others to use the Marks; or

            13.1.9 the designated representative ceases to be actively and substantially engaged in the management and operation of the business of the Master Franchisee and Master Franchisee fails to replace such designated representative within 90 days; or

            13.1.10     there  is  any  change  in  the   beneficial   or  legal
shareholding of the controlling ownership interest Master Franchisee without prior written consent of the Franchisor.

      13.2 CURE PERIOD. Without limiting the generality of clause 13.1 hereof, the Franchisor shall have the further right to terminate this Agreement and the Franchise, effective upon delivery of a notice of termination to the Master Franchisee, if the Master Franchisee fails to comply with any other provision of this Agreement and fails to correct such failure within:

            13.2.1 seven (7) days if such failure relates to the use of any of the Marks or the quality of pizza or any beverage sold by or the cleanliness or sanitation of any Store owned by Master Franchisee;

            13.2.2 thirty (30) days if such failure is to pay any money due and payable by the Master Franchisee pursuant to any provision of this Agreement, or any other agreement between the Franchisor or its affiliates or its subsidiaries; and

            13.2.3 If the Master Franchisee breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to the Master Franchisee, or such other period as may be reasonable given the nature of the breach, the Franchisor may terminate this Agreement and the Master Franchise effective ninety (90) days after delivery to the Master Franchisee of notice thereof.

      13.3 SUSPENSION OF NEW AGREEMENTS. Effective immediately upon receipt of notice of termination, the Master Franchisee's right to enter into new franchise agreements shall be suspended. In addition, the Master Franchisee shall cease all actions and discussions with sub-franchisees or potential sub-franchisees regarding new stores or new franchise agreements.

      13.4 OPTION TO PURCHASE ASSETS/SHARES. In the event that the Franchisor terminates this Agreement pursuant to sub-clause 13.1 and requires the Master







06\09\93                            -25-                      POLAND MFA

Franchisee to effect the assignment referred to sub-clause 14.6 the Franchisor shall have the option (but not the obligation) exercisable within thirty (30) days of such termination to purchase, at its option, all of the assets of each Store owned or controlled by the Master Franchisee. Upon execution of the option of the Franchisor to purchase the assets of each store, the Franchise Agreement for such store shall be terminated. The purchase price for the assets or the shares of the Master Franchisee shall be calculated in accordance with the relevant provisions of the Franchise Agreement.

14.   MASTER FRANCHISEE'S OBLIGATIONS UPON TERMINATION OR EXPIRATION

      Subject to any Franchise Agreements or other agreements between the Franchisor and the Master Franchisee which may continue to apply notwithstanding the termination of expiration of this Agreement:

      14.1 PAYMENTS. The Master Franchisee hereby agrees, upon the termination or expiration of this Agreement and the Franchise, to pay to the Franchisor within seven (7) days after the effective day of such termination or expiration any Royalty Fee, Advertising Fee and other charges as have or will thereafter become due hereunder and are then unpaid together with all damages, costs and expenses including legal fees incurred by the Franchisor or its related corporations relating to any breach of this Agreement. The Master Franchisee hereby further agrees that upon the termination or expiration of the Franchise, he will immediately return to the Franchisor all copies of the Operating Manual which have been loaned to him by the Franchisor together with all other records and correspondence containing confidential information relating to the operation of its Sub-Franchisees and its Stores, which is acknowledged to be the property of Domino's or the Franchisor and the Master Franchisee shall not retain any copy of or extract from any such material;

      14.2 NAME REGISTRATIONS. The Master Franchisee hereby agrees that, upon the termination or expiration of this Agreement and the Franchise, he will take all such action as may be required to cancel or transfer (at the Franchisor's option) all business name registered user or other registrations relating to the use of the Marks and to notify the telephone company and all listing agencies of the termination or expiration of the Master Franchisee's right to use any of the Marks in connection with its telephone numbers and all classified and other directory listings of its Stores;


      14.3 TELEPHONE LISTING. The Master Franchisee hereby acknowledges that the Franchisor has the sole rights to and interest in all registrations relating










06\09\93                            -26-                      POLAND MFA
to the use of the Marks, telephone numbers and directory listings associated with the Marks and its Stores, and hereby irrevocably appoints the Franchisor as its lawful attorney to direct the telephone company and all listings agencies, upon any termination of this Agreement by Franchisor in accordance with Section 13 to transfer such numbers and listings to the Franchisor or its nominee and to sign, complete and lodge all and any documents required to cancel or transfer (at the Franchisor's option) all registrations relating to the Marks to the Franchisor or its nominee;

      14.4 CONFIDENTIAL INFORMATION AND MARKS. The Master Franchisee agrees that upon termination or expiration of this Agreement for any reason, it shall immediately and permanently cease to use or display in any manner whatsoever any confidential information, trade secrets, or confidential methods, procedures and techniques associated with the Domino's System, the Marks and all signs, advertising, material, displays, stationery, forms, products and other articles displaying the Marks nor will they use any Mark which is confusingly similar to or a colorable imitation of any of the Marks nor shall they use any designation of origin or description or representations which may suggest a continuing association with the Domino's System. In the event that the Master Franchisee does not immediately and permanently cease to use or display any items including the Marks, the Franchisor shall be entitled to enter any premises occupied by the Master Franchisee to remove the Marks from such items or, at its option, to remove the items containing the Marks from the premises.

      14.5 SURVIVAL. Any provisions of this Agreement which refer to periods after the termination or expiration of this Agreement (which shall be deemed to include, without limitation, Clauses 8, 9, 10 and 14) shall survive the termination or expiration of this Agreement.

      14.6 ASSIGNMENT OF FRANCHISE AGREEMENTS. Upon any termination of this Agreement by Franchisor in accordance with Section 13.1 of this Agreement, Franchisor shall have the right to have a determination made of the "Fair Market Value" (as defined below) of master Franchisee's rights and interests, as sub-franchisor, in all Franchise Agreements, exercisable by delivering written notice thereof to Master Franchisee ("Appraisal Notice") within (10) days after such termination.

            Upon delivery of the Appraisal Notice, Master Franchisee shall give Franchisor (or its designated agents) and the "Appraiser" (as defined below) full access to all of Master Franchisee's books and records relating to its business operated hereunder at any time during customary business hours in order to determine the purchase price for the Franchise Agreements.








06\09\93                            -27-                      POLAND MFA

            The Fair Market Value shall be the amount that an arm's length purchaser would be willing to pay for the Franchise Agreements, as mutually agreed upon by Franchisor and Master Franchisee; provided, however, that if Franchisor and Master Franchisee are unable to agree on the Fair market Value of the Franchise Agreements within thirty (30) days after delivery of the Appraisal Notice, then Fair Market Value shall be determined by one (1) person with experience in the valuation of fast food or restaurant franchise businesses in Poland or Eastern Europe who is a member of an internationally recognized accounting firm (the "Appraiser"). Franchisor shall notify Master Franchisee of the identity of one (1) proposed Appraiser concurrently with the Appraisal Notice, and Master Franchisee shall have the right to select a second Appraiser and notify Franchisor thereof within thirty (30) days after the date of the Appraisal Notice.

            Within ten (10) days after Master Franchisee's notice of selection of an Appraiser, both Appraisers shall select and agree upon a third proposed Appraiser and deliver a notice to both Franchisor and Master Franchisee with the identity of the third proposed Appraiser. Within five (5) days of the notice of the third proposed Appraiser, Master Franchisee shall dismiss one of the proposed Appraisers and notify Franchisor thereof, and within five (5) days thereafter Franchisor shall do likewise. The remaining proposed Appraiser shall act as Appraiser hereunder.

            The Appraiser shall make his determination of Fair Market Value, which shall be final and binding on the parties, and submit a written report thereof ("Appraisal Report") to Franchisor and Master Franchisee as soon as practicable, but in no event more than sixty (60) days after his appointment. Each party may submit in writing to the Appraiser its judgment of Fair Market Value (together with its reasons therefor); however, the Appraiser shall not be limited to these submissions and may make such independent investigations as he determines to be necessary. The Appraiser's fees and costs shall be borne equally by the Franchisor and Master Franchisee.

            Franchisor shall have the option, exercisable by delivering written notice thereof within thirty (30) days after submission of the Appraisal Report (or the date on which the parties agree, without the use of an Appraiser, to the Fair Market Value of the Franchise Agreements), to purchase the Franchise Agreements at the Fair Market Value.










06\09\93                            -28-                      POLAND MFA

            The closing of the purchase of the Franchise Agreements shall occur at the place, time and date designated by Franchisor but no later than sixty
(60) days after Franchisor's exercise of its option to purchase the Franchise Agreements. At the closing (a) Master Franchisee shall duly execute and deliver to Franchisor (or its designee) an assignment agreement, containing such terms and conditions as Franchisor may reasonably require, transferring Master Franchisee's entire right, title and interest (free and clear of all liens, encumbrances and restrictions) under the Franchise Agreements to Franchisor (or its designee); (b) Master Franchisee shall deliver the original of each Agreement and copies of all files, correspondence and memoranda and other materials regarding each Franchisee under each such Agreement as Franchisor may reasonably request, including applications, inspection reports and financial information; and (c) upon receipt of such assignment agreement, documents and files, Franchisor (or its designee) shall pay Master Franchisee the Purchase Price in US Dollars. Thereupon, Master Franchisee shall have no further right, title or interest as Franchisor under any of the Franchise Agreements.

            In the event there are any unresolved issues in connection with the closing of the purchase of the Franchise Agreements, the closing may at Franchisor's option be accomplished through an escrow on such terms and conditions as Franchisor deems reasonably appropriate (including the making of payments, deductible from the purchase price, directly to third parties claiming an interest in the Franchise Agreements) in order to obtain clear title to the Franchise Agreements.


      14.7 STORE FRANCHISE AGREEMENTS. Upon the expiration or termination of this Agreement, each Franchise Agreement then in force (unless terminated pursuant to Section 13.5 hereof) with respect to Domino's Pizza Stores owned or controlled by the Master Franchisee shall remain in force and effect in accordance with its provisions.

      14.8 OPERATING MANUAL The Master Franchisee hereby further agrees that upon the termination or expiration of the Franchise, it will immediately return to the Franchisor all copies of the Operating Manual which have been loaned to it by the Franchisor together with all other records and correspondence containing confidential information relating to the operation of its Sub-Franchisees and its Stores, which is acknowledged to be the property of Domino's or the Franchisor and the Master Franchisee shall not retain any copy of or extract from any such material;













06\09\93                            -29-                      POLAND MFA

15.   ASSIGNMENTS

      15.1 BY DPII. This Agreement is fully assignable by the Franchisor at any time by written notice to the Master Franchisee and shall enure to the benefit of any assignee or other legal successor to the interests of the Franchisor herein. In the event that the Franchisor assigns this Agreement, the Franchisor shall use its best efforts to ensure that the assignee agrees to observe and perform all the terms and conditions on the part of the Franchisor contained in this Agreement.

      15.2 BY MASTER FRANCHISEE. This Agreement and the Master Franchise are personal to the Master Franchisee and neither this Agreement, the Franchise, nor any part of the direct or indirect controlling ownership interest of the Master Franchisee (which shall mean and include voting shares and securities convertible thereto, in the Master Franchisee) may be (and the Master Franchisee shall ensure that they are not) voluntarily, involuntarily, directly or indirectly assigned or otherwise transferred or encumbered by the Master
Franchisee without the consent of Franchisor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Master Franchisee shall be permitted to transfer this Agreement to an affiliate controlled by Master Franchisee so long as applicable withholding taxes does not exceed Ten percent (10%) with respect to all fees and royalties due and payable under this Agreement. Any purported assignment, transfer or encumbrance in violation of this Agreement shall be void and shall constitute a breach of this Agreement.

16.   INDEPENDENT CONTRACTORS/INDEMNIFICATION

      16.1 NO AGENCY. The parties hereto are independent contractors and the Master Franchisee is not and shall in no event hold itself out as an agent of the Franchisor for any purpose.

      16.2 COSTS. The Franchisor shall not be obligated by any agreements, representations or warranties made by the Master Franchisee nor shall the Franchisor be obligated for any costs, claims, demands, penalties or damages to any person or property directly or indirectly arising out of any act or omission by the Master Franchisee under or relating to this Agreement caused by the Master Franchisee's negligent or willful action or failure to act. The Master Franchisee hereby agrees to indemnify the Franchisor against and to reimburse the Franchisor for all such obligations, costs, claims, penalties and damages for which it is held liable and for all costs incurred by it in the defense of any such claim brought against it or in any action in which it is named as a party, including without limitation legal fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The Franchisor shall have the right to defend any such claim.








06\09\93                            -30-                      POLAND MFA

      16.3 COSTS. Master Franchisee shall not be obligated by any agreements, representations or warranties made by the Franchisor nor shall the Master Franchisee be obligated for any costs, claims, demands, penalties or damages to any person or property directly or indirectly arising out of any act or omission by the Franchisor under or relating to this Agreement caused by the Franchisor's negligent or willful action or failure to act. The Franchisor hereby agrees to indemnify the Master Franchisee against and to reimburse the Master Franchisee for all such obligations, costs, claims, penalties and damages for which it is held liable and for all costs incurred by it in the defense of any such claim brought against it or in any action in which it is named as a party, including without limitation, legal fees, costs of investigation and proof of facts, sour costs, other litigation expenses and travel and living expenses. The Master Franchisee shall have the right to defend any such claim.

17.   GOVERNING LAW; ARBITRATION

            This Agreement shall be governed by the laws of the state of Michigan. All claims arising out of, or relating to, this agreement shall, on demand of either party, be submitted for arbitration to, and conducted at, the office of the American Arbitration Association located in Washington D.C. Such arbitration proceedings shall be heard by one arbitrator in accordance with the then current commercial arbitration rules of the American Arbitration Association. The arbitrator shall have the right to include in his award any relief which he deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts for the due date), specific performance, injunctive relief and attorneys' fees and costs. The award and decision of the arbitrator shall be conclusive and binding upon all parties to the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction. Each party to the arbitration proceeding agrees to contest any such award only in the district in which the arbitration award was entered. This agreement to arbitrate shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this agreement.

18. Franchisor shall not unreasonably withhold or delay any written request for consent or approval and any such withholding or approval of consent shall specify the reason therefor and shall be delivered within thirty (30) days after the written request. If Franchisor shall have failed to consent to any request within thirty (30) days of a written request by Master Franchisee, Franchisor will be deemed to have approved the request.













06\09\93                            -31-                      POLAND MFA

19. A general covenant of good faith and fair dealing shall be applicable to this Agreement, requiring both parties to this Agreement to act reasonably and in good faith toward each other. Additionally, Franchisor agrees not to act arbitrarily or capriciously with respect to Master Franchisee when compared to Franchisor's actions in other similar circumstances.

20. The party prevailing in a judicial or arbitration proceeding or appeal thereof shall be awarded its costs and expenses including, but not limited to, reasonable accounting, paralegal, legal, expert witness, attorneys' fees and arbitrators' fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement.

21.   BINDING EFFECT

      This Agreement is binding upon the parties hereto and their respective heirs, assigns and successors in interest.

22.   NO WAIVER

      No delay or omission by the Franchisor or Master Franchisee to exercise any right or power arising from any default shall impair any right or power or shall be construed to be a waiver of any right or any such default by the other under this Agreement or acquiescence therein. No waiver of any breach of any of the covenants of this Agreement shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. Neither the rights herein given to receive, collect, sue for or distrain for any fees, moneys or payments or to enforce the terms, provisions and conditions of this Agreement or to prevent the breach or non- observance thereof or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising shall impair the right or power of the Franchisor to declare the Term ended and to terminate this Agreement because of any default in or breach of any of the covenants, provisions or conditions of this Agreement.

23.   ACCORD AND SATISFACTION

      No payment by the Master Franchisee or any third party or receipt by the Franchisor of a lesser amount than any fee payable hereunder shall be deemed to be other than on account of such fee nor shall any endorsement or statement on








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




any check or any letter accompanying any check or payment be deemed an accord and satisfaction. The Franchisor may accept such check or payment without prejudice or its rights to recover the balance of such fee or pursue any other remedy provided for in this Agreement.

24.   FORCE MAJEURE

      Neither party shall be in default of its delay in performance or failure to perform any of its obligations hereunder, when and if the delay or failure arises from a cause which is beyond the control of the party failing to perform. Such force majeure (which includes, inter alia, strikes, acts of God, acts of war, laws and regulations) would suspend the fulfillment of the obligations under this Agreement until it is over. If the force majeure lasts more than one
(1) year, the party adversely affected by such force majeure shall have the right to terminate this Agreement.

25.   COSTS

      The Master Franchisee shall bear all legal and other costs and expenses of preparing, stamping and registering this Agreement and any lease, license, security arrangement or other agreement entered into in connection with this Agreement. Such costs and expenses shall be deemed to include any fines and/or penalties imposed for failure to stamp or adequately stamp or stamp within prescribed time limits the document or documents concerned.


26.   INTERPRETATION

      26.1  REFERENCES. In this Agreement unless the context otherwise requires:

            26.1.1 a reference to one gender shall include a reference to the other gender;

            26.1.2 a reference to a person shall include a reference to that person's successors and permitted assigns;

            26.1.3 a reference to the singular shall include a reference to the plural and vice versa;

            26.1.4 a reference to a person includes a reference to a company, corporation, partnership, joint venture or trust or other entity and vice versa;

            26.1.5 a reference to a related company or corporation shall mean a related corporation as defined by Michigan Corporations Act;







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


            26.1.6 a reference to any legislation shall include a reference to any amendments, modifications or re-enactments or replacements thereof.

      26.2 ENTIRE AGREEMENT; HEADINGS. The preamble, recitals, schedule and annexures hereto and other documents expressly incorporated herein are a part of this Agreement, which along with the Commissary Agreement constitutes the entire agreement between the parties hereto and there are no other oral or written understandings or agreements between the Franchisor and Master Franchisee relating to the subject matter of this Agreement. The headings of the clauses hereof are for convenience only and do not define, limit or construe the contents of such paragraphs.

      26.3 SEVERABILITY. The language of all provisions of this Agreement shall be construed simply according to its fair meaning and not strictly against the Franchisor or the Master Franchisee. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible. Accordingly, if any part of this Agreement for any reason shall be declared invalid and unenforceable, such provision shall be severed (and this shall not affect the validity of the remaining provisions) or, if possible, modified to best preserve the intentions of the parties and this Agreement, so modified, shall remain in full force and effect. If any applicable law or rule requires a greater prior notice of the termination of or election not to renew this Agreement, or the taking of some other action hereunder, than is required hereunder, the prior notice or other requirements required by such law or rule shall be substituted for the notice requirements hereof.

      26.4 AMENDMENTS. This Agreement may not be amended except in writing signed by an authorized representative of the Franchisor and the Master Franchisee.

      26.5 REMEDIES. No right or remedy herein conferred upon or reserved to the Franchisor or Master Franchisee is exclusive of any other right or remedy provided or permitted to it by law or equity.

27.   NOTICES

      Any notices or other communications to be given under this Agreement shall be in writing, delivered by hand, telegram, certified or registered mail, facsimile or courier service to the following address (which may be changed by written notice):












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





      To DPII:                Domino's Pizza International, Inc.
                              30 Frank Lloyd Wright Drive
                              P.O. Box 997
                              Ann Arbor, Michigan 48106-0997 USA
                              Attn.:      Legal Department
                              Facsimile: 313-930-5499

      To Master Franchisee:   Krolewska Pizza Sp. z.o.o.
                              Klineman Rose Wolf - Poland
                              ul. Krakpwskie Przedmiescie 4/5, #115
                              Warsaw 00-333, Poland
                              Attn.: Tomasz Barylski, Esquire
                              Facsimile No.:  (48-22) 826 40 54

                  AND

                              International Fast Food Corporation
                              1000 Lincoln Rd
                              Miami Beach, FL 33139
                              Attn.: Mitchell Rubinson
                              Facsimile No.: 305-538-5037

      Notice by mail shall be deemed received upon actual receipt.

28.   ACKNOWLEDGEMENT

      28.1 The Master Franchisee acknowledges and agrees that it has read this Agreement and that it has been given the opportunity to clarify any provision and information that it did not understand and to consult with a solicitor or other professional adviser. The Master Franchisee further acknowledges that it understands the terms, conditions and obligations of this Agreement and the Master Franchise and agrees to be bound thereby.

      28.2 The Master Franchisee acknowledges that it has conducted an independent investigation of the business contemplated by this Agreement and recognize that it involves business risks making the success of the venture largely dependent upon the business abilities of the Master Franchisee. The Franchisor expressly disclaims the making of and the Master Franchisee acknowledges it has not received or relied upon any warranty or guarantee expressed or implied as to the potential volume, profits or success of the business venture contemplated by this Agreement.

29.   GOVERNMENT APPROVALS

      The Master Franchisee shall be solely responsible for obtaining all governmental approvals and consents, if any, required in respect to this Agreement or the matters contemplated by this Agreement. Certified copies of all




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





such approvals and consents shall be furnished by Master Franchisee to Franchisor on request. The Master Franchisee's failure to obtain and maintain any approval or consent necessary to carry out the matters contemplated by this Agreement in accordance with their terms shall constitute a material breach of this Agreement, entitling the Franchisor to terminate this Agreement upon immediate written notice to the Master Franchisee.

30.   CONTROLLING LANGUAGE

      The parties hereto confirm that it is their wish that this Agreement, as well as all other documents relating hereto, including notices, shall be drawn up in the English language only. This Agreement may be translated; in case of any difference between the two versions, the English version shall control. All costs in connection with the translation shall be borne by the Master Franchisee.

31.   COUNTERPARTS

      This agreement may be signed in counterparts.

IN WITNESS WHEREOF, the parties hereto set their hands and seals the day and year first hereinbefore written.


DOMINO'S PIZZA INTERNATIONAL, INC.              KROLEWSKA PIZZA SP. Z.O.O.



 /s/ Michael Curran                              /s/ James F. Martin
-----------------------------------             --------------------------------
By:   Michael C. Curran                         By:   James F. Martin
Its:  Senior Vice President                     Its: Authorized Signer
      and General Counsel
Date: Aug 28, 1997                              Date: 8/28/97
















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








COVENANTS OF SHAREHOLDERS



      The undersigned individual represents and warrants that he is the controlling shareholder of International Fast Food Corporation which has direct control over the Master Franchisee. Accordingly, to induce the Franchisor to enter into this Agreement and grant the master franchise to the Master Franchisee, the undersigned individual hereby agrees to be bound by, and personally liable for his breach of, the provisions of Sections 9 and 15 of this Agreement.



 /s/ Mitchell Rubinson
-----------------------------
Mitchell Rubinson































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








COVENANTS OF SHAREHOLDERS



      The undersigned represents and warrants that International Fast Food Corporation has direct control over the Master Franchisee. Accordingly, to ensure that adequate capital is available to the Master Franchisee, the undersigned shall have contributed, or shall ensure that other entities have contributed equity to the Master Franchisee in a minimum amount of the US Dollar equivalent of 2,000,000.00 by 12/31/97. Any additional capital required over and above that two million dollar amount will also be dedicated to Krowleska Pizza, Sp.zo.o. as needed to allow it to meet the growth requirements referenced in Schedule Two of this Agreement. A default of this covenant shall constitute a default of this Agreement.

INTERNATIONAL FAST FOOD CORPORATION



 /s/ Mitchell Rubinson
---------------------------
By: Mitchell Rubinson
---------------------------
Its:  President






















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





                                  SCHEDULE ONE
                                  ------------


                                      MARKS


DPI has filed for the registration of its marks in Poland.


            MARK                    CLASS             REGISTRATION NO.
            ----                    -----             ----------------

      DOMINO'S PIZZA                30 & 42           #2-110-560

      DOMINO'S PIZZA &
      DOMINO DESIGN                 30 & 42           #2-110-559
































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





                                  SCHEDULE TWO
                                  ------------

                                  (Clause 2.2)


          YEAR END, DEC. 31:      ADDITIONAL STORES       TOTAL STORES
          ------------------      -----------------       ------------

            1997  1     5*
            1998  5     10
            1999  6     16
            2000  7     23
            2001  8     31
            2002  9     40
            2003  10    50

      *includes 4 Stores existing on the date of this agreement

A.    All stores in Warsaw shall be corporate stores.

B. Franchise Stores shall not exceed 25% of the number of opened and operating stores.



























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






                                  ANNEXURE "B"

STORE CERTIFICATION AGREEMENT


This Store Certification Agreement is made effective ___________, the opening date of the Domino's Pizza Store (hereinafter "Store") No. __________ located in _________________, by and between Domino's Pizza International, Inc., a corporation having a principal place of business at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan, 48106, USA (hereinafter referred to as "Franchisor"), and Krolewska Pizza Sp Z o.o., corporation organized under the laws of Poland,
having       its        principal        place       of        business       at
_____________________________________(hereinafter   referred   to   as   "Master
Franchisee").

1.    FRANCHISEE:

      Name:

      Corporation:

      Address:

2.    STORE LOCATION:

      City:

      Street Address:

      Building Type and Description:

3.    AGREEMENT:

      Term: 10 Years (subject to renewal), commencing on _______________, the date of the Standard Franchise Agreement to be attached hereto upon execution by the Franchisee.

4.    SUBMISSION AND CERTIFICATION:

      Master Franchisee hereby requests and Franchisor hereby acknowledges, accepts and certifies the location referred to above in Section 2 as being the authorized location for Store No.___________. By executing this certificate, the Master Franchisee certifies that the Franchisee of the proposed store has met all of the requirements and submitted all paperwork necessary to ensure the Franchisee is able and prepared both legally and financially to open such store, in accordance with the standard store opening process including, specifically, the items on the attached list.

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









For Submission:           For Acceptance and Certification:
---------------           ---------------------------------


Franchisee: Krolewska Pizza Sp Z o.o.:          Franchisor:  Domino's Pizza
                                                International, Inc.



                                                 /s/ Michael Curran
                                                --------------------------------
By:                                             By: Michael C. Curran
Title:                                          Title: Senior Vice President
Date:                                           Date: Aug 28, 1997






























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





                                MASTER FRANCHISE
                             STORE OPENING CHECKLIST

To open a store a franchisee must be current on its royalties and must submit the following documentation to DPII for approval:


      - Three (3) area delivery maps outlining store location, area of primary responsibility and delivery area, MUST BE SIGNED AND DATED by you and your Operations Representative.

      -     Site Approval form, must be filled out by Operations Representative.

      - Floor Plan, MUST BE SIGNED AND DATED by you and your Operations Representative.

      -     Executed Lease (with required Lease provisions)

      - Insurance Certificate (with appropriate Domino's Pizza entity named as additional insured)

      - Store information including: store address and phone number and manager's name.

      -     Grand Opening Plans

      -     Certificate of Good Standing for your corporation

























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





                                  ANNEXURE "A"

Note:       Amendments to be mutually agreed upon for use in Poland















































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